UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 989-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Agreement.

On September 11, 2007, Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), Biotest AG, a company organized under the laws of Germany (“Biotest”), and Biotest Pharmaceuticals Corporation, a Delaware corporation and wholly owned subsidiary of Biotest (“Biotest Pharmaceuticals,” and together with Biotest, the “Buyer”), entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which Biotest Pharmaceuticals has agreed to (i) acquire substantially all of the assets of the Company relating to, used in or necessary to the Company’s Biologics strategic business unit and certain of the Company’s corporate shared services assets, and (ii) generally assume post-closing liabilities related to the purchased assets as set forth in the Purchase Agreement (collectively, the “Transaction”). Biotest has guaranteed all of the obligations of Biotest Pharmaceuticals under the Purchase Agreement.

Included in the assets to be sold are Nabi-HB® [Hepatitis B Immune Globulin (Human)], and other plasma business assets, including Nabi’s state-of-the-art plasma protein production plant, nine FDA-certified plasma collection centers across the U.S., and investigational products, Civacir® [Hepatitis C Immune Globulin (Human)] and Altastaph® [Staphylococcus aureus Immune Globulin Intravenous (Human)] . The acquisition also will include most of Nabi’s Corporate Shared Services group assets (other than cash and cash equivalents) and the company’s Boca Raton, Florida headquarters and real properties. Nabi will retain all cash, cash equivalents and accounts receivable, its Rockville, Maryland facility, which will become its new corporate headquarters, and its Pharmaceuticals strategic business unit assets, including NicVAX® [Nicotine Conjugate Vaccine], its innovative and proprietary investigational vaccine for nicotine addiction and the prevention of smoking relapse, and its investigational StaphVAX® [Staphylococcus aureus Polysaccharide Conjugate Vaccine] programs. Nabi also will retain the right to receive up to an additional $75 million in milestone and royalty payments related to the divestiture of PhosLo in November 2006.

Pursuant to the Purchase Agreement, at the closing of the Transaction, the Company will be paid a $185 million cash payment, $10 million of which will be placed into an escrow account to support any indemnification claims made by Biotest Pharmaceuticals following the closing, and Biotest Pharmaceuticals will assume certain liabilities. If minimum amounts of inventory are not transferred in the sale, the Company will pay Biotest Pharmaceuticals the GAAP book value of the shortfall.

The Purchase Agreement may be terminated by either Buyer or the Company if the closing has not occurred by March 31, 2008, or upon the occurrence of certain specified events. In addition, if the Purchase Agreement is terminated because of a determination by the Company’s board of directors to accept an acquisition proposal that is a “Superior Transaction” as defined in the Purchase Agreement, the Company has agreed to pay Buyer a termination fee of $8.5 million. If the Purchase Agreement is terminated because the Company’s stockholders do not approve the transaction, (a) Company must pay Biotest Pharmaceuticals its reasonable expenses incurred in connection with the Purchase Agreement (up to a maximum amount of $3,000,000) and (b), if, within 12 months after the date of the Purchase Agreement, the Company closes the acquisition by any entity other than Biotest Pharmaceuticals of at least 50% of the securities of the Company (by merger, stock purchase or otherwise) or 50% of the Company’s assets, with terms at least as favorable to the Company in the aggregate as the terms of the Purchase Agreement, upon consummation of such subsequent transaction, the Company must pay to Biotest Pharmaceuticals the difference between $8,500,000 and the expenses previously paid to Biotest Pharmaceuticals. The closing is subject to certain closing conditions, including, but not limited to, Company stockholder approval of the Transaction, consents, if required, to the assignment of specified material contracts, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other specified conditions.

The Purchase Agreement also provides that, at closing, the Company and Buyer will enter into the following agreements: (i) a Transition Services Agreement with Biotest Pharmaceuticals pursuant to which the Company and Biotest Pharmaceuticals agree to provide transition services (including services related to finance, human resources, information technologies, and clinical and regulatory) to each other for a period of up to six months after closing for a price equal to 150% of direct salary costs plus out of pocket costs, (ii) a Contract Manufacturing Agreement pursuant to which Buyer will provide manufacturing and technology transfer services related to NicVAX and StaphVAX until December 31, 2009 to Nabi at cost, (iii) a Right of First Refusal and Right of First Negotiation Agreement pursuant to which the Company will grant Biotest Pharmaceuticals a right of first negotiation and a right of first refusal to obtain rights to utilize StaphVAX and to license the StaphVAX intellectual property that are necessary to enable Biotest Pharmaceuticals to use StaphVAX solely for purposes relating to Altastaph, and (iv) a Trademark License Agreement pursuant to which, the Company will license to Biotest Pharmaceuticals the “Nabi-HB” marks on a worldwide, perpetual, royalty-free basis solely for Biotest Pharmaceuticals’s use in the promotion, distribution and sale of Nabi-HB.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The Company issued a press release on September 11, 2007 announcing the Transaction, which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and it shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. Furthermore, the furnishing of the information included in this Item 7.01 is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company will file a proxy statement with the SEC in connection with the Transaction. The Company urges investors and stockholders to read the proxy statement when it becomes available and any other relevant documents filed by the Company with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the proxy statement and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge on the investor relations portion of the Nabi website at www.nabi.com.

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the sale of assets transaction. The names of the Company’s directors and executive officers and a description of their interests in the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, which was filed with the SEC on March 15, 2007. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of the Company’s directors and executive officers in the sale of assets transaction by reading the proxy statement when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among Nabi Biopharmaceuticals, Biotest Pharmaceuticals Corporation and Biotest AG, dated as of September 11, 2007.

99.1	Press Release dated September 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ JORDAN I. SIEGEL
Name:	Jordan I. Siegel
Title:	Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer

Date: September 11, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among Nabi Biopharmaceuticals, Biotest Pharmaceuticals Corporation and Biotest AG, dated as of September 11, 2007.

99.1	Press Release dated September 11, 2007.